Exhibit 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED

MASTER REPURCHASE AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of May 23, 2019, is made and entered into between and among HomeAmerican Mortgage Corporation, a Colorado corporation (the “Seller”), and U.S. Bank National Association, as administrative agent and representative of itself as a Buyer and the other Buyers (in such capacity, the “Agent”) and as a Buyer (in such capacity, “U.S. Bank”).

RECITALS:

A.     The Seller, U.S. Bank, and the Agent are parties to an Amended and Restated Master Repurchase Agreement dated as of September 16, 2016 (as amended by that certain First Amendment to Amended and Restated Master Repurchase Agreement dated as of August 10, 2017, that certain Second Amendment to Amended and Restated Master Repurchase Agreement dated as of August 9, 2018, and as further amended, restated or otherwise modified from time to time, the “Repurchase Agreement”).

B.     The Seller and the Agent now desire to amend certain provisions of the Repurchase Agreement as set forth herein.

AGREEMENT:

In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.      Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.

Section 2.      Amendments.

2.1.     The following definitions set forth in Section 1.2 of the Repurchase Agreement are added or amended and restated, as applicable, to read in their entireties as follows:

“Buyers’ Margin Percentage” means:

(i)     for all Purchased Loans except Mortgage Loans (USBHM), Jumbo Mortgage Loans, Super Jumbo Mortgage Loans, High LTV Mortgage Loans, and Second Mortgage Loans (USBHM), ninety-eight percent (98%);

(ii)     for Mortgage Loans (USBHM), other than Second Mortgage Loans (USBHM), ninety-nine percent (99%);

(iii)     for Second Mortgage Loans (USBHM), ninety-eight percent (98%).

(iv)     for other Jumbo Mortgage Loans, ninety-five percent (95%);

(v)     for other Super Jumbo Mortgage Loans, ninety-five percent (95%); and

(vi)     for High LTV Mortgage Loans, ninety-three percent (93%).

Notwithstanding the foregoing, subject to the next sentence, for Conforming Mortgage Loans that are FHA-insured, the Buyers’ Margin Percentage shall, as of any date of determination, be as set forth in the table below based on the HUD Compare Ratio calculated as of the end of the most recent month for which the Seller has furnished the certificate required by Section 16.3(c):

HUD Compare Ratio	Buyers’ Margin Percentage
Less than or equal to 1.60 to 1.00	98%
Greater than 1.60 to 1.00 but less than or equal to 1.80 to 1.00	75%
Greater than 1.80 to 1.00 but less than or equal to 2.00 to 1.00	50%
Greater than 2.00 to 1.00	0%

Notwithstanding the foregoing, (a) any reduction to the Buyers’ Margin Percentage contemplated by the preceding sentence shall be made only at the option of the Agent exercisable on or after the first day following the delivery of the applicable certificate, and (b) if the Seller has not timely furnished the certificate required by Section 16.3(c) for any month, then, at the option of the Agent, until the first day following the delivery of such certificate for such month, the Buyers’ Margin Percentage for FHA-insured Conforming Mortgage Loans shall be calculated as if the HUD Compare Ratio were greater than 2.00 to 1.00.

“LIBOR Margin” means 1.85%.

“Jumbo Mortgage Loan” means a conventional Mortgage Loan secured by a first Lien Mortgage that would otherwise be eligible for Agency sale with respect to documentation as to income and asset values, except that the Purchase Value is more than the maximum Agency loan amount but not more than One Million Dollars ($1,000,000).

“Super Jumbo Mortgage Loan” means a fully documented first Lien Mortgage Loan that would be a Jumbo Mortgage Loan except that the Purchase Value is greater than One Million Dollars ($1,000,000).

“Termination Date” means the earlier of (a) May 21, 2020, or (b) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.

2.2.     Wet Sublimit. Section 4.2(b) of the Repurchase Agreement is amended and restated to read in its entirety as follows:

(b)     The outstanding Purchase Prices of all Purchased Loans that are Wet Loans shall not exceed (x) sixty-five percent (65%) of the Maximum Aggregate Commitment on any of the first five and last five Business Days of any month or (y) thirty-five percent (35%) of the Maximum Aggregate Commitment on any other day (the “Wet Loans Sublimit”).

2.3.     Facility Fee. Section 9.1 of the Repurchase Agreement is amended and restated to read in its entirety as follows:

9.1. Facility Fee. The Seller agrees to pay to the Agent (for Pro Rata distribution to the Buyers) monthly, in arrears, a facility fee (the “Facility Fee”) in an amount equal to the sum of twelve and a half one hundredths of a percent (0.125%) per annum of the Maximum Aggregate Commitment, as in effect from time to time, for the period from the Effective Date to the Termination Date, computed for each calendar month or portion thereof from the Effective Date to the Termination Date. The Facility Fee shall be payable monthly in arrears and shall be due and payable no later than the ninth (9th) day of each month. The Facility Fee is compensation to the Buyers for committing to make funds available for revolving purchases of Eligible Loans on the terms and subject to the conditions of this Agreement, and are not compensation for the use or forbearance or detention of money. Each calculation by the Agent of the amount of the Facility Fee shall be conclusive and binding absent manifest error.

2.4.     Exhibits and Schedules. Schedule AI to the Repurchase Agreement is amended and restated to read in its entirety as set forth on Schedule AI hereto.

Section 3.     Conditions Precedent and Effectiveness. This Amendment shall be effective as of the date first above written, upon the occurrence of the following events:

3.1.     delivery to the Agent of this Amendment duly executed by the Seller in a quantity sufficient that the Agent and the Seller may each have a fully executed original;

3.2.     delivery to the Agent of a certificate by the Secretary or Assistant Secretary of the Seller (i) certifying that the resolutions adopted by the Seller’s board of directors on September 12, 2016, remain in full force and effect, authorizing the Seller to enter into this Amendment, (ii) certifying that there has been no amendment to the Articles of Incorporation of the Seller since true and accurate copies of the same were delivered to the Agent as of November 12, 2008, (iii) certifying that there has been no amendment to the By-Laws of Seller since true and accurate copies of the same were delivered to the Agent as of November 12, 2008, and (iv) a certification as to the incumbency, names, titles, and signatures of the officers of the Seller authorized to execute this Amendment and the other instruments executed by the Seller in connection with this Amendment; and

3.3.     delivery to the Agent of such other documents as it may reasonably request.

Section 4.     Miscellaneous.

4.1.     Ratifications. The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Repurchase Agreement and the other Repurchase Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.

4.2.     Seller Representations and Warranties. The Seller hereby represents and warrants that (a) the representations and warranties in Article 15 of the Repurchase Agreement and in the other Repurchase Documents are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4.3.     Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

4.4.     Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement refers to the Repurchase Agreement as amended and modified hereby.

4.5.     Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

4.6.     Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

4.7.     Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

4.8.     Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

4.9.     ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO OR THERETO.

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In witness whereof the parties have caused this Amendment to be executed as of the date first written above.

SELLER AND SERVICER:

HOMEAMERICAN MORTGAGE CORPORATION, as Seller and Servicer

By:	/s/ L. Ludwell Jones IV
Name: L. Ludwell Jones IV Title: Vice President and Treasurer

AGENT AND BUYER:

U.S. BANK NATIONAL ASSOCIATION, as Agent and Buyer

By:	/s/ Edwin D. Jenkins
Name: Edwin D. Jenkins Title: Senior Vice President

Signature Page

Third Amendment

SCHEDULE AI
TO Master Repurchase Agreement

APPROVED INVESTORS

Investor	S&P CP Rating	Moody’s CP Rating	Related Parent Company	Product Eligibility
Caliber Home Loans	N/A	N/A		Conforming
Colorado Housing and Finance Authority	N/A	N/A		Conforming
Federal Home Loan Mortgage Corp. (Freddie Mac)	N/A	N/A		Conforming
Flagstar Bank	N/A	N/A		Conforming
Federal National Mortgage Assoc. (FNMA)	N/A	N/A		Conforming
Government National Mortgage Assoc. (GNMA)	N/A	N/A		Conforming
Planet Home Lending, LLC f/k/a HomeBridge Financial Services	N/A	N/A		Conforming
JPMorgan Chase Bank (and J.P. Morgan Mortgage Acquisition Corp)	A-1	P-1	JPMorgan Chase & Co.	Conforming/non-conforming
PennyMac Loan Services, LLC	N/A	N/A	PennyMac Corp.	Conforming/non-conforming
Plaza Home Mortgage, Inc.	N/A	N/A		Conforming
Redwood Residential Acquisition Corporation	N/A	N/A	Redwood Trust, Inc.	Conforming/non-conforming
SunTrust Mortgage, Inc.	A-2	P-2	Suntrust Banks, Inc.	Conforming/non-conforming
U.S. Bank Home Mortgage	A-1	P-1	U.S. Bank National Association	Conforming/non-conforming
Wells Fargo Bank, N.A.	A-1	P-1	Wells Fargo & Co.	Conforming/non-conforming

AI-1